EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC File Nos. 333-68801, 333-62767, 333-13887 and
333-07409) and on Form S-3 (SEC File Nos.  333-63991,  333-23317 and 333-11391 )
of our report dated April 22, 2005, relating to the consolidated financial statements of Oryx Technology Corp. for the year ended February 28, 2005, which appears in this Annual Report on Form 10-KSB.



/s/ Burr, Pilger & Mayer LLP


Palo Alto, California
May 26, 2005